Exhibit 5.2

ONE SHELL PLAZA	AUSTIN	LONDON
910 LOUISIANA	BEIJING	MOSCOW
HOUSTON, TEXAS	BRUSSELS	NEW YORK
77002-4995	DALLAS	PALO ALTO
	DUBAI	RIYADH
TEL +1 713.229.1234	HONG KONG	SAN FRANCISCO
FAX +1 713.229.1522	HOUSTON	WASHINGTON
BakerBotts.com

April 17, 2017

Penn Virginia Corporation

14701 St. Mary’s Lane, Suite 275

Houston, Texas 77079

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Penn Virginia Corporation, a Virginia corporation (the “Company”), and certain of the Company’s subsidiaries identified in the Registration Statement (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (i) common stock, par value $0.01 per share (the “Common Stock”), of the Company, (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company, (iii) senior debt securities (the “Senior Debt Securities”) of the Company, (iv) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of the Company and (v) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Subsidiary Guarantors. The Common Stock, Preferred Stock and Debt Securities are collectively referred to herein as the “Company Securities,” and the Company Securities and Guarantees are collectively referred to herein as the “Securities.” Penn Virginia Holding Corp., a Delaware corporation, Penn Virginia Resource Holdings Corp., a Delaware corporation, Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company, Penn Virginia Oil & Gas LP LLC, a Delaware limited liability company, Penn Virginia MC Corporation, a Delaware corporation, Penn Virginia MC Energy L.L.C., a Delaware limited liability company, and Penn Virginia MC Operating Company L.L.C., a Delaware limited liability company, are collectively referred to herein as the “Delaware Guarantors.” Penn Virginia Oil & Gas, L.P., a Texas limited partnership, is referred to herein as the “Texas Guarantor.” At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

Each series of Senior Debt Securities is to be issued pursuant to an indenture to be entered into between the Company and the trustee thereunder (the “Senior Base Indenture”). Each series of Subordinated Debt Securities is to be issued pursuant to an indenture to be entered into between the Company and the trustee thereunder (the “Subordinated Base Indenture” and, together with the Senior Base Indenture, the “Indentures”). Each of the Senior Base Indenture and the Subordinated Base Indenture is to be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

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In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Articles of Incorporation and Second Amended and Restated Bylaws, each as amended to date (the “Company Charter Documents”), (ii) the certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, limited partnership agreement or other formation documents and agreements, as applicable, of each Subsidiary Guarantor, each as amended to date (the “Guarantor Charter Documents”), (iii) the forms of Senior Base Indenture and Subordinated Base Indenture (each in the form to be filed as an exhibit to the Registration Statement) and (iv) corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby.

In making our examination, we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified or photostatic copies are true and correct copies of the originals of such documents and such original copies are authentic and complete.

In connection with this opinion, we also have assumed that:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c) all Securities will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(d) the Board of Directors of the Company or, to the extent permitted by the Virginia Stock Corporation Act of the State of Virginia and the Company Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Company Board”) will have taken all necessary corporate action to authorize the issuance of the Company Securities and any other Company Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Company Securities and related matters;

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(e) the Board of Directors or other governing body of each Subsidiary Guarantor or, to the extent permitted by applicable law and the Guarantor Charter Documents of such Subsidiary Guarantor, a duly constituted and acting committee thereof will have taken all necessary corporate or other organizational action to authorize the issuance of the Guarantee to be issued by such Subsidiary Guarantor, and to authorize the terms of the offering and sale of such Guarantee and related matters;

(f) a definitive purchase, underwriting or similar agreement with respect to any Securities being offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Purchase Agreement”);

(g) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(h) all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Company Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, for the consideration approved by the Company Board;

(i) in the case of a series of Senior Debt Securities or Subordinated Debt Securities to be issued pursuant to the Senior Base Indenture or the Subordinated Base Indenture:

•	an indenture substantially in the form of the Senior Base Indenture or the Subordinated Base Indenture, as the case may be, will have been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors, as applicable, and the trustee thereunder, and will not include any provision that is unenforceable;

•	the Company Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;

•	the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

•	forms of Debt Securities and, if applicable the related Guarantees, complying with the terms of the Indenture under which such Debt Securities and, if applicable, the related Guarantees, will be issued and evidencing such Debt Securities (which may include the related Guarantees) will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

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On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. Each of the Delaware Guarantors is a corporation or limited liability company, as applicable, duly formed and validly existing under the laws of the State of Delaware with all necessary corporate or limited liability company power and authority, as applicable, to authorize the applicable Indenture (or other document evidencing such Guarantee) and the issuance and sale of such Guarantee.

2. The Texas Guarantor is a limited partnership duly formed and validly existing under the laws of the State of Texas with all necessary limited partnership power and authority to authorize the applicable Indenture (or other document evidencing such Guarantee) and the issuance and sale of such Guarantee.

3. The execution, delivery and performance of an Indenture and the issuance of any Guarantee with respect to such Indenture by any Delaware Guarantor or the Texas Guarantor will be duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such Delaware Guarantor or the Texas Guarantor when (a) the specific terms of a particular series of Debt Securities and related Guarantees have been duly established in accordance with the terms of such Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such Delaware Guarantor or the Texas Guarantor; and (b) the series of Debt Securities to which the Guarantee(s) relate shall have been duly issued by the Company.

4. The Debt Securities and any Guarantees included in the Debt Securities will, when issued, constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law) and (b) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Texas Business Organizations Code and applicable federal law. Various issues concerning Virginia law are addressed in the opinion of Hunton & Williams LLP, to be filed as Exhibit 5.1 to the Registration Statement. Various issues concerning Oklahoma law are addressed in the opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., to be filed as Exhibit 5.3 to the Registration Statement. We express no opinion herein with respect to the matters covered in such opinions, and to the extent elements of such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.